UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Bear Tavern Road, Ewing, NJ	08628-1021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

After considering strategic alternatives, OncoSec Medical Incorporated, a Nevada corporation (the “Company”), filed a voluntary petition for relief (the “Petition”) under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) on June 14, 2023. The Company’s sole subsidiary, OncoSec Medical Australia Pty, Ltd., expects to liquidate and wind down operations under Australian law pursuant to a Creditors’ Voluntary Liquidation.

The proceeding under the Petition is styled “In Re: OncoSec Medical Incorporated”. As a result of filing the Petition, a Chapter 7 trustee will be appointed by the Bankruptcy Court to administer the bankruptcy estate of the Company and to perform the duties set forth in Section 704 of the Code. The assets of the Company will be liquidated and claims paid in accordance with the Code.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement.

The Petition filing with the Bankruptcy Court on June 14, 2023, constituted an event of default under the Convertible Promissory Note and Security Agreement, dated November 25, 2022 (the “Note”), by and between the Company and Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of Grand Pharmaceutical Group Limited (“GDDL”), which event of default resulted in the acceleration of the outstanding principal amount of $2,000,000 and all interest accrued to date under the Note, which amounts, under the terms of the Note, become immediately due and payable, together with any fees or other amounts then owing under the Note.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Linda Shi, Dr. Robert Arch, Stephany Foster, Joon Kim, Dr. H. Kim Lyerly, Kevin Smith and Chao Zhou each tendered their resignations as members of the Company’s Board of Directors which resignations were effective on June 14, 2023, prior to filing the Petition. The resignations of Dr. Shi, Dr. Arch, Ms. Foster, Mr. Kim, Dr. Lyerly, Mr. Smith and Mr. Zhou are not the result of any disagreements with the Company regarding the Company’s operations, policies, or practices. Dr. Shi, Dr. Arch, Ms. Foster, Mr. Kim, Dr. Lyerly, Mr. Smith and Mr. Zhou have all resigned due to the Company’s filing of the Petition which effectively eliminates the powers of the Company’s Board of Directors. Following the resignations of Dr. Shi, Dr. Arch, Ms. Foster, Mr. Kim, Dr. Lyerly, Mr. Smith, and Mr. Zhou, the Company will have no members serving on its Board of Directors.

In addition to his resignation from the Company’s Board of Directors, Dr. Arch tendered his resignation as the Company’s President and Chief Executive Officer effective on June 14, 2023, immediately after filing the Petition. The resignation of Dr. Arch is not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices. Dr. Arch resigned due to the filing of the Petition which effectively eliminates the powers Dr. Arch previously held on behalf of the Company in his role as President and Chief Executive Officer. As a result, the Company no longer has any current executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2023	OncoSec Medical Incorporated

	By:	/s/ Robert H. Arch
	Name:	Robert H. Arch
	Title:	President and Chief Executive Officer